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                                                                  Exhibit 10(vv)

                          CRIIMI MAE HOLDINGS II, L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

         THIS AGREEMENT OF LIMITED PARTNERSHIP, made and entered into as of the 4th day of June 1998, between CRIIMI MAE Inc., a Maryland corporation as the General Partner (the "General Partner") and CRIIMI MAE Services Limited Partnership, a Maryland limited partnership as a Limited Partner (the "Limited Partner").

                              W I T N E S S E T H:

         WHEREAS, the Partnership is being formed pursuant to a certificate of limited partnership for the purpose of acquiring, owning, operating, managing, holding, selling, assigning, transferring, pledging, financing, refinancing and otherwise dealing with certain mortgage-backed certificates further described on Schedule B attached hereto (the "Assets"), and with any property that the Partnership may acquire or have a right to acquire as a result of its ownership of the Assets; and

         WHEREAS, the parties hereto desire to enter into this agreement of limited partnership to reflect the agreement among them;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree t the formation of the Partnership as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act upon the following terms and conditions:

                                    ARTICLE I

                                NAME AND BUSINESS

         1.1 NAME. The name of the Partnership is CRIIMI MAE Holdings II, L.P.

         1.2 PLACE OF BUSINESS; REGISTERED AGENT. The principal place of business of the Partnership is at c/o CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852 or at such other place as the General Partner may hereafter designate upon notice to the Limited Partners. The address of the registered office in the State of Delaware shall be CT Corp., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corp., or such other registered office or registered agent as the General Partner may hereafter designate upon notice to the Limited Partner.

         1.3 ADDRESSES OF GENERAL PARTNER AND LIMITED PARTNER.

         (a) The name and principal place of business of the General Partner is CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852.

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         (b) The name and principal  place of business of the Limited Partner is
CRIIMI MAE Services Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852.

         1.4 PURPOSE.

                  (a) The nature of the business or purposes to be conducted or promoted by the Partnership is limited to the following activities and none other:

                           (i)      To acquire, own, hold, transfer, assign,
pledge and otherwise deal with the trust certificates, participation certificates, pass-through certificates, bonds or other securities with respect to or secured by Mortgage Loans (collectively, "Private MBS") and securities representing interests in or secured by Private MBS (collectively, the "Mortgage Assets"):

                           (ii)  To do all  such  things  as are  reasonable  or
necessary to enable the Partnership to carry out any of the above, including, without limitation, entering into repurchase agreements and bond purchase agreements.

                  (b) The Partnership shall have the authority to engage in any other acts or activities and to exercise any power permitted to corporations under the Delaware Revised Uniform Limited Partnership Act so long as the same are incidental to, or connected with, the foregoing or are necessary, suitable or convenient to accomplish the foregoing. In connection with the foregoing, the Partners hereby ratify the entering into by the Partnership of the [Master Repurchase Agreement] including any attachments thereto, dated as of June 4, 1998 (the "Repurchase Agreement"), between Citicorp Securities, Inc. as purchaser and the Partnership as seller.

         1.5 TERM. The term of the Partnership shall commence on the filing of the Certificate and shall continue until December 31, 2050, unless the Partnership is earlier dissolved and terminated in accordance with the provisions of this Agreement.

         1.6 CERTIFICATE.   The General  Partner shall file the  Certificate  in
accordance with applicable law.

                                   ARTICLE II

                                   DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms shall have the following meanings for purposes of this Agreement:

         2.1 AFFILIATE shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least 10% of the voting securities, by contract, or otherwise.

         2.2 Agreement shall mean this agreement of limited partnership, as it may be amended from time to time.

         2.3 ASSETS shall mean the CRIIMI MAE CMBS Corp. Commercial Mortgage Loan Trust Certificates, Series 1998-1, described on Schedule B attached hereto.

         2.4 CAPITAL CONTRIBUTION shall mean the amount of money or other assets contributed to the Partnership by each Partner.

         2.5 CERTIFICATE shall mean the certificate of limited partnership of the Partnership as filed with the Secretary of State of the State of Delaware, as it may be amended from time to time.

         2.6 DISTRIBUTIONS shall mean nay money or other property distributed to the Partners with respect to their interests in the Partnership, but shall not include any payments to the General Partner permitted by Section 5.8.

         2.7 EVENT OF DISSOLUTION shall mean the withdrawal, resignation, dissolution, adjudication of bankruptcy or insolvency of the General Partner or an attempted transfer or withdrawal in contravention of
Section 8.1.

         2.8 FISCAL YEAR shall mean the calendar year.

         2.9 GENERAL PARTNER shall mean CRIIMI MAE Inc., a Maryland corporation, and any successors in that capacity.


         2.10 LIMITED PARTNER shall mean CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, and any successors in that capacity.

         2.11 NET CASH FLOW shall mean with respect to any fiscal period of the Partnership, all revenues of the Partnership, including revenues from the Assets and net cash proceeds from disposition of the Assets during that period decreased by (a) cash expenditures for operating expenses (but not including expense items which do not require a current cash outlay), (b) capital expenditures to the extent not made from reserves, (c) reserves for contingencies and working capital, established in such amounts as the General Partner may determine, (d) repayments of principal on any financing of the Assets and (e) taxes.

         2.12 PARTNERS shall mean the General Partner and the Limited Partner.

         2.13 PARTNERSHIP shall mean the limited partnership governed under this Agreement.

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         2.14 PERSON shall mean and include an individual, proprietorship, trust, estate partnership, joint venture, association, company, corporation, limited liability company or other entity.

         2.15 SECTION shall mean any section of this Agreement.

         2.16 SUBSTITUTE LIMITED PARTNER shall mean a person admitted to the Partnership as a limited partner pursuant to Section 7.3.

         2.17 TAX TERMS:

                  (a) ADJUSTED CAPITAL ACCOUNT DEFICIT shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i)   Credit to such Capital Account the minimum
gain chargeback that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                           (ii)  Debit  to  such   Capital   Account  the  items
described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account deficit is intended to comply with the provisions of Section 1.704(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (b)  NONRECOURSE  DEDUCTIONS  has the  meaning  set  forth  in
Section 1.704-2(b)(1) of the Regulations.

                  (c)  NONRECOURSE LIABILITY has the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                  (d)  PARTNER  NONRECOURSE  DEBT has the  meaning  set forth in
Section 1.704-2(b)(4) of the Regulations.

                  (e) PARTNER NONRECOURSE DEBT MINIMUM GAIN means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  (f) PARTNER NONRECOURSE DEDUCTIONS has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                  (g) PARTNERSHIP MINIMUM GAIN has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

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                  (h) PROFITS AND LOSSES shall mean,  for each Fiscal  Year,  an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from
federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this paragraph 2.24(h) shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures
pursuant   to   Regulations   Section 1.704-1(b)(2)(iv)(i),  and not otherwise
taken into account in computing Profits or Losses pursuant to this paragraph 2.24(h), shall be subtracted from such taxable income or loss;

                           (iii)  Notwithstanding any other provisions of
this definition, any items which are specially allocated pursuant to Section
4.3 and Section 4.4 hereof shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in clauses
(i) through (iii) above.

                  (i) CODE shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

                  (ii) REGULATIONS shall mean the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.

                                   ARTICLE III

                                     CAPITAL

         3.1 CAPITAL CONTRIBUTION OF THE GENERAL PARTNER. The General Partner shall make a Capital Contribution consisting of the Assets, which shall be due and payable upon the execution of this Agreement.

         3.2 CAPITAL CONTRIBUTION OF THE LIMITED PARTNER. The Limited Partner shall make a Capital Contribution of $10, which shall be due and payable upon the execution of this Agreement.

         3.3 CAPITAL ACCOUNT. A capital account shall be maintained for each Partner throughout the term of the Partnership in accordance with the rules of Regulation ss.1.704-1(b)(2)(iv) as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:

                  (a) to each Partner's  Capital Account there shall be credited
(i) the amount of money contributed by such Partner to the Partnership (including liabilities of the Partnership assumed by such Partner as provided in Regulation ss.1.704-1(b)(2)(iv)(c)); (ii) the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code ss.752); and (iii) such Partner's share of the Partnership's Profits and items of income and gain that are specially allocated.

                  (b) To each Partner's  Capital  Account there shall be debited
(i) the amount of money distributed to such Partner by the Partnership (including liabilities of such Partner assumed by the Partnership as provided in Regulation ss.1.704-1(b)(2)(iv)(c)) other than amounts which are in repayment of debt obligations of the Partnership to such Partner; (ii) the fair market value of property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject
to); and (iii) such Partner's share of the Partnership's Losses or items of loss or deduction that are specifically allocated.

                  (c) The Capital Account of a transferee Partner shall include the appropriate portion of the Capital Account of the partner from whom the transferee Partner's interest was obtained.

                  (d) In determining the amount of any liability there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XII hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the
Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

         3.4 INTEREST. No Partner shall be entitled to interest on his or her Capital Contribution or on any Profits retained by the Partnership.

         3.5 NO PERSONAL LIABILITY. The General Partner shall have no personal liability for the repayment of any Capital Contributions of the Limited Partner.

                                   ARTICLE IV

                  ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS

         4.1 PROFITS. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Profits for any Fiscal Year shall be allocated in the following order and priority:

                  (a) First, to the General Partner to the extent of the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to the last sentence of Section 4.2(b) for all prior Fiscal Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 4.1(a) for all prior Fiscal Years;

                  (b) Second, to the Partners, in proportion to and to the extent of the excess, if any of (i) the cumulative Losses allocated to each Partner pursuant to Section 4.2(b) for all prior Fiscal Years (after reduction of such Losses in the case of the general Partner by the cumulative Profits allocated to the General Partner pursuant to Section 4.1(a) for the current and all prior Fiscal Years), over (ii) the cumulative Profits allocated to each Partner pursuant to this Section 4.1(b) for all prior Fiscal Years;

                  (c) Third, to the Partners, in proportion to and to the extent of the excess, if any, of (i) the cumulative Losses allocated to each Partner pursuant to Section 4.2(a)(ii) for all prior Fiscal Years over (ii) the cumulative Profits allocated to such Partner pursuant to this Section 4.1(c) for all prior Fiscal Years;

                  (d) The balance, if any, among the Partners in proportion to their respective Capital Contributions.

         4.2 LOSSES. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Losses for any Fiscal Year shall be allocated as set forth in Section 4.2(a), subject to the limitation in Section 4.2(b).

                  (a) Losses for any Fiscal Year shall be allocated in the following order and priority:

                           (i)      First, to the Partners, in proportion to and
to the extent of the excess, if any, of (1) the cumulative Profits allocated to each such Partner pursuant to Section 4.1(d) for all prior Fiscal Years, over
(2) the cumulative Losses allocated to such Partner pursuant to this Section 4.2(a)(i) for all prior Fiscal Years;

                           (ii) The  balance,  if any,  among  the  Partners  in
proportion to their respective Capital Contributions.

                  (b) The Losses allocated pursuant to Section 4.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2(a), the limitation set forth in this Section 4.2(b) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to the Limited Partner under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Losses in excess of the limitations set forth in the foregoing sentences of this
Section 4.2(b) shall be allocated to the General Partner.

         4.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  (a) MINIMUM GAIN CHARGEBACK.  Except as otherwise  provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (an, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and 1704-2(j)(2) of the Regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. In the event the Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(D)(5), or Section
1.704-1(b)(2)(ii)(D)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in the Agreement.

                  (d) GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(c) and this Section 4.3(d) were not in the Agreement.

                  (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners in proportion to their Capital Contributions.

                  (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(l).

                  (g) ALLOCATIONS WITH REPSECT TO CONTRIBUTED PROPERTY. If any property contributed to the Partnership by any Partner has, at the time of such contribution, a fair market value that differs from the contribution Partner's adjusted tax basis for such property, income, gain, loss, and deductions with respect to such property shall be allocated so as to take into account such difference. This provision is intended to comply with Code Section 704(c) and Regulations Section 1.704-3, and shall be interpreted and applied in a manner consistent with such Regulations, using the "traditional method" described in Regulations Section 1.704-3(b), provided, however, that any other method allowable under applicable Regulations may be used for any contribution or property as to which there is agreement between the contributing Partner and the General Partner or, if the contributing Partner and the General Partner are the same, as to which there is agreement between the General Partner and a majority of the other Partners.

         4.4 CURATIVE ALLOCATIONS. the allocations set forth in Sections 4.2(b)., 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f) and 4.3(g) (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 4.1 and 4.2(a). In exercising its discretion under this Section 4.4, the General Partner shall take into account future Regulatory Allocations under Section 4.3(a) and 4.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.3(e) and 4.3(f).

         4.5 OTHER ALLOCATION RULES.

                  (a) Notwithstanding any other provision of this Article IV other than Section 4.2(b) and Section 4.3, a minimum of one percent (1%) of Profits and one percent (1%) of Losses for each Fiscal Year shall be allocated to the General Partner.

                  (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                  (c) The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Partnership Profits and Losses for income tax purposes.

                  (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Capital Contributions.

                  (e) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for the Limited Partner.

         4.6 DISTRIBUTION OF NET CASH FLOW. New Cash Flow shall be distributed to the Partners in the same manner as Profits are allocated under this Article IV. Such distributions, which shall be made at the sole discretion of the General Partner, shall be made within 90 days of the end of each of the Partnership's fiscal years to those persons recognized on the books of the Partnership as Partners or as assignees of their interest in the Partnership on the last day of the fiscal year just ended.


                                    ARTICLE V

                  RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

         5.1 MANAGEMENT. The General Partner shall be responsible for the management of, and for making all decisions regarding, the Partnership business.

         5.2 POWERS. Subject to Sections 1.4 and 5.3, the General Partner shall have all authority, rights and powers generally conferred by law, including the authority, rights and powers of a general partner in a partnership without limited partners, and shall have all the authority, rights and powers which it deems necessary or appropriate to effect the purposes of the Partnership.

         5.3 RESTRICTIONS OF THE GENERAL PARTNER AND COVENANTS OF THE GENERAL PARTNER.

         (a) The General Partner shall be subject to all the restrictions and limitations of a partner in a partnership without limited partners, and in addition, each of the General Partner on behalf of the Partnership and the Partnership shall not:

                  (i)      do any act in contravention of the Agreement;

                  (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (iii) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

                  (iv)     admit a Person as a general partner;

                  (v) merge or consolidate, the Partnership with or into any Person; or

                  (vi) The Partnership shall not incur any financial obligations or indebtedness, other than the Repurchase Agreement until after the termination of the Repurchase Agreement

         (b) The General Partner shall be subject to all the restrictions and limitations of a partner in a partnership without limited partners, and in addition, without the prior consent of the Limited Partner, the General Partner shall not:

                  (i)  file  on  behalf  of  the   Partnership,   for  voluntary
bankruptcy, insolvency or consent to the institution of a bankruptcy or insolvency proceedings, seek or consent to the appointment of a receiver, liquidator, trustee, custodian or similar official for the corporation or its properties, or make an assignment for the benefit of the Partnership's creditors.

         (c) The General Partner covenants that:

                  (i) it shall not cause the Partnership to dissolve, liquidate or sell all or substantially all of its assets;

                  (ii) it shall not cause the Partnership to commingle its assets with those of any Partner or any other affiliate of the Partnership;

                  (ii) it shall cause the Partnership to maintain separate partnership records and books of account from those of any partner or any other affiliate of the Partnership and any resolutions,
agreements  and  other instruments  will  be  continuously   maintained  as
official  records  by  the Partnership;

                  (iii)  it shall ensure that the Partnership's
capitalization is adequate in light of its business and purposes and the Partnership will pay from its own funds and assets all obligations and indebtedness incurred by it;

                  (iv) it will not cause the Partnership to hold itself out as being liable for the liabilities of another party or engage in any other actions that bear on the separateness of the Partnership;

                  (v) the Partnership's accounting records will disclose the effect of the transactions in accordance with statutory accounting practices and relevant pronouncements and the Partnership shall maintain separate financial statements;

                  (vi) it shall cause the Partnership to conduct its own business in its own name and shall hold itself out as a separate entity;

                  (vii) it shall cause the Partnership to pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

                  (viii) it shall conduct all transactions with Affiliates on commercially reasonable terms; and

                  (ix) it shall cause the Partnership to correct any known misunderstanding regarding its separate identity.

         5.4 OTHER ACTIVITIES. The General Partner shall not be required to devote its full time to the management of the Partnership business, but only so much of its time as the General Partner deems necessary or appropriate for the proper management of such business. The General Partner, and any of its Affiliates, may engage or possess an interest, independently or with others, in other businesses or ventures of every nature and description.

         5.5 DISTRIBUTIONS. Each Partner shall look solely to the assets of the Partnership for all Distributions and share of Profits or Losses, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or the Limited Partner. No Partner shall have any rights to demand or receive property other than money upon dissolution and termination of the Partnership.

         5.6 EXPENSES. The Partnership shall pay directly or reimburse the General Partner for certain expenses of the Partnership incurred by the General Partner in the management of the Partnership's business. Such expenses may include but are not limited to: (a) costs of borrowed money and taxes applicable to the Partnership; (b) fees and expenses paid to suppliers, tradespeople, brokers, consultants and other agents; (c) costs of insurance as required in connection with the conduct of the business of the Partnership; and (d) expenses incurred by the Partnership for tax return preparation.

         5.7 LIMITATION ON LIABILITY; INDEMNIFICATION. None of the General Partner, its Affiliates, designees or nominees, or any employee, officer or director of the General Partner (collectively, "Indemnified Parties") shall be liable, responsible or accountable in damages or otherwise to the Partnership or to the Limited Partner for any loss in connection with the Partnership business if such Indemnified Party acts in good faith and is not guilty of fraud or gross negligence. The Partnership shall indemnify and save harmless each Indemnified Party against any loss, damage or expense (including attorneys' fees) incurred by it as a result of any act performed or omitted on behalf of the Partnership or in furtherance of the Partnership's interests without, however, relieving such Indemnified Party of liability for bad faith, fraud or gross negligence. The satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets and the Limited Partner shall not have any personal liability on account thereof.

                                   ARTICLE VI

                   RIGHTS AND LIMITATIONS OF LIMITED PARTNERS

         6.1 NO ASSESSMENT. The Limited Partner shall not be subject to assessment or be personally liable for, or bound by, any expenses, liabilities or obligations of the Partnership beyond such Partner's Capital Contribution and such Partner's share of undistributed profits of the Partnership.

         6.2 NO RIGHT TO MANAGE. The Limited Partner shall not take part in, or interfere in any manner with, the management, control, conduct or operation of the Partnership, or have any rights, power or authority to act for or bind the Partnership. The

Limited Partner shall not have the right to bring an action for partition against the Partnership.

         6.3 SUBSTITUTION OF LIMITED PARTNER. The Partnership shall not be dissolved by the admission of a Substitute Limited Partner pursuant to
Section 7.3.

         6.4 REMOVAL OF GENERAL PARTNER. Except as permitted by applicable law, the Limited Partner shall have no right to remove the General Partner.

         6.5 DEATH, DISSOLUTION OR DISABILITY OF LIMITED PARTNER. The Partnership shall not be dissolved by the death, insanity, adjudication of incompetency, bankruptcy, insolvency, dissolution or withdrawal of any Limited Partner; by the assignment by any Limited Partner of his or her interest i the Partnership; or by the admission of a Substitute Limited Partner.

                                   ARTICLE VII

                           TRANSFER BY LIMITED PARTNER

         7.1 COMPLIANCE WITH SECURITIES LAWS. No Partnership interest has been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. The Limited Partner may not transfer (a transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other disposition) all or any part of such Partner's interest, except upon compliance with the applicable federal and state securities laws. The General Partner shall have no obligation to register the Limited Partner's interest under the Securities Act of 1933, as amended, or under any applicable state securities laws, or to make any exemption therefrom available to the Limited Partner.

         7.2 TRANSFER. Except for the right to receive allocations of Profits and Losses and to receive Distributions, the Partnership interest of the Limited Partner may not be transferred in whole or in part.

         7.3 ADMISSION OF SUBSTITUTE LIMITED PARTNER. Except as otherwise provided by Section 7.5, a transferor of a Partnership interest may give his or her transferee the right to become a Limited Partner only after the following terms and conditions have been satisfied:

                  (a) The General Partner shall have consented in writing to the substitution, which consent may be arbitrarily withheld;

                  (b) The transferor and the transferee shall have complied with such other requirements as the General Partner may reasonably impose, including the conditions that the transferee:

                           (i)      adopt and approve in writing all the terms
and provisions of the Agreement then in effect;

                           (ii) execute,  acknowledge and deliver to the General
Partner a power of attorney, the form and content of which are substantially as described herein; and

                           (iii) pay such fees as may be  reasonable  to pay the
costs of the Partnership in effecting such substitution; and

         7.4 STATUS OF TRANSFEREE. A transferee of a Partnership interest of the Limited Partner shall only be entitled to receive that share of Profits, Losses and Distributions, and the return of Capital Contribution, to which the transferor would otherwise be entitled with respect to the interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books or to vote with the Limited Partner on any matter. The Partnership shall, however, if a transferee and transferor jointly advise the General Partner in writing of a transfer of the Partnership interest, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         7.5 ELECTION TO TREAT TRANSFEREE AS A PARTNER. The General Partner may elect to treat a transferee of a Partnership interest who has not become a Substitute Limited Partner as a Substitute Limited Partner in the place of the transferor should the General Partner deem, in its absolute discretion, that such treatment is in the best interest of the Partnership for any of its purposes or for any of the purposes of this Agreement.

         7.6 DEATH, DISSOLUTION, BANKRUPTCY OR INCOMPETENCY OF A PARTNER. Upon the death, dissolution, adjudication of bankruptcy, insanity or adjudication of incompetency of the Limited Partner, such Partner's successors, executors, administrators or legal representatives shall have all the rights of a Limited Partner for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to substitute a successor as a transferee of such Partner's interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such successors, executors, administrators or legal representatives will not have the right to become Substitute Limited Partner in the place of their predecessor in interest unless the General Partner shall so consent as provided in Section 7.3(a).

                                  ARTICLE VIII

                   DISPOSITION OF A GENERAL PARTNER'S INTEREST

         8.1 TRANSFER AND WITHDRAWAL. The General Partner may not withdraw, retire or transfer all or any part of its interest in the Partnership without the consent of the Limited Partner.

                                   ARTICLE IX

                                   ACCOUNTING

         9.1 BOOKS AND RECORDS. The Partnership's books and records, this Agreement and all amendments thereto, and all certificates shall be maintained at the principal office of the Partnership or such other place as the General Partner may determine and shall be open to inspection and examination by the Limited Partner or its duly authorized representatives at all reasonable times.

         9.2 BOOKS OF ACCOUNT. The General Partner shall, for income tax purposes, keep and maintain, or cause to be kept and maintained, adequate books of account of the Partnership. Such books of account shall initially be kept on the cash method of accounting, but the General Partner shall have the right, but not the obligation, to adopt the accrual method of accounting.

         9.3 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

         9.4 TAX RETURNS. The General Partner, at Partnership expense, shall prepare or cause income tax returns for the Partnership to be prepared and filed timely with such authorities as the General Partner shall determine are entitled thereto.

         9.5 REPORTS. The General Partner shall cause to be prepared and delivered to each Partner, within ninety (90) days after the expiration of each fiscal year of the Partnership, and at Partnership expense, Partnership information necessary for the preparation of the Limited Partner's federal income tax returns.

                                    ARTICLE X

                               TAX MATTERS PARTNER

         10.1 TAX MATTERS PARTNER. The General Partner shall be the tax matters partner of the Partnership for all federal income tax purposes set forth in the Code.

         10.2 AUTHORITY TO EXTEND PERIOD FOR ASSESSING TAX. The tax matters partner shall have the authority to extend the period for assessing any tax imposed on any Partner under the Code by any agreement as provided for under
Section 6226(b)(1)(b) of the Code if the tax matters partner shall determine in its discretion to do so.

         10.3 CHOICE OF FORUM FOR FILING PETITION FOR READJUSTMENT. Any petition for readjustment may, but is not required to, be filed by the tax matters partner in accordance with Section 6226(a) of the Code.

         10.4 AUTHORITY TO BIND PARTNERS BY SETTLEMENT AGREEMENT. The tax matters partner may, but shall not be required to, enter into a settlement agreement in accordance with Section 6224(c)(3) of the Code.

         10.5 NOTICES SENT TO THE INTERNAL REVENUE SERVICE. The tax matters partner will use its best efforts to furnish to the Internal Revenue Service the name, address, profits interest and taxpayer identification number of all of the Partners as set forth on Schedule A hereto. The tax matters partner will use its best efforts to furnish to the Internal Revenue Service any additional information it receives from any Partner regarding any change in that Partner's name, address, profits interest and taxpayer identification number. In no event will the tax matters partner be liable, responsible or accountable in damages or otherwise to any Partner for any loss in connection with furnishing the Internal Revenue Service such name, address, profits interest and taxpayer identification number if the tax matters partner acts in good faith and is not guilty of fraud or gross negligence.

         10.6 INDEMNIFICATION OF TAX MATTERS PARTNER. The Partnership shall indemnify and save harmless the tax matters partner against any loss, damage, cost or expense (including attorneys' fees) incurred by it as a result of any act performed or omitted on behalf of the Partnership or either Partner or in furtherance of the Partnership's interests or the interests of either Partner, in its capacity as tax matters partner, without, however, relieving the tax matters partner of liability for bad faith, fraud or gross negligence.

         10.7 APPROVAL OF TAX MATTERS PARTNER'S DECISIONS. The tax matters partner may call a meeting of the Partners in accordance with
Section 13.2 at any time in order to discuss any decisions the tax matters partner may propose to make, notice of which shall be included in the notice of such meeting. The tax matters partner may require that it will make no decision and take no action with respect to the determination, assessment or collection of any tax imposed by the Code on any of the Partners unless and until such decision has been approved by the Limited Partner.

         10.8 PARTICIPATION   BY   PARTNERS  IN   INTERNAL   REVENUE
SERVICE ADMINISTRATIVE  PROCEEDINGS.  Nothing  contained  in this  Article  X shall be construed to take away from any Partner any right granted to such person by the Code to participate in any manner in administrative proceedings of the Internal Revenue Service.

         10.9 WITHHOLDING. The General Partner shall withhold federal income tax with respect to all partnership income allocable to the Limited Partner, as required under Section 1446 of the code, and to charge the Limited Partner's capital account with the amount of all such withholdings.

                                   ARTICLE XI

                                POWER OF ATTORNEY

         11.1 POWER OF ATTORNEY. The Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, such Partner's true and lawful attorney-in-fact, in such Partner's name, place and stead, with full power to act jointly and severally, to make, execute, sign, acknowledge, swear to, verify, deliver, file, record and publish the following documents:

                  (a) The Certificate;

                  (b) Any other certificate, instrument or document which the General Partner may believe is necessary or appropriate to be filed by the Partnership under the laws of the any state, or by any governmental agency; and

                  (c) Any certificate, instrument or document which may be required to effect the continuation of the Partnership, the admission of a limited partner, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution and termination is in accordance with the terms of this agreement.

         11.2 DURATION OF POWER OF ATTORNEY. It is expressly intended by the Limited Partner that the Power of Attorney granted under Section 11.1 is coupled with an interest, and it is agreed that such Power of Attorney shall survive (a) the dissolution, death or incompetency of the Limited Partner and (b) the assignment by the Limited Partner of the whole or any portion of such Partner's Partnership interest, except that, where the transferee of the interest of the Limited Partner has been approved by the General Partner for admission to the Partnership as a Substitute Limited Partner, the power of attorney shall survive such transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

                                   ARTICLE XII

                           TERMINATION AND DISSOLUTION

                  12.1 DISSOLUTION. Subject to Section 5.3, the Partnership shall be dissolved upon the earliest to occur of the following:

                  (a) The occurrence of any Event of Dissolution;

                  (b) The expiration of the term of the Partnership pursuant to Section 1.5;

                  (c) The unanimous vote of the Partners;

                  (d) The sale of substantially all of the Assets.

         12.2 TERMINATION. Upon dissolution, the Partnership shall be wound up and terminated unless, in the case of dissolution under Section 12.1(a), within 90 days thereafter the Limited Partner shall elect to admit one or more new General Partners and to continue the business of the Partnership. Expenses incurred in the reformation or attempted reformation of the Partnership shall be deemed expenses of the Partnership.

         12.3 DISTRIBUTION OF ASSETS. Upon a dissolution of the Partnership, unless it is continued pursuant to Section 12.2, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated by the Limited Partner shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  (a) To the payment of the expenses of liquidation and the debts and liabilities of the Partnership (other than any loans or advances that may have been made by the Partners to the Partnership);

                  (b) To the setting up of any reserves which the General Partner may deem necessary or appropriate for any anticipated obligations or contingencies of the Partnership or of the General Partner arising out of or in connection with the operation or business of the Partnership. Such reserves may be paid over by the General Partner to an escrow agent or trustee selected by the General Partner to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the General Partner shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

                  (c) To the repayment of any loans or advances which may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then proportionately on account thereof; and

                  (d) To the Partners in accordance with the balances in their respective capital accounts.

If at the time of liquidation the General Partner shall determine that an immediate sale of some or all of the Assets would cause undue loss to the Partners, the General Partner may, in order to avoid such loss, defer liquidation.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 NOTICES. Notices to the General Partner shall be sent to the principal office of the Partnership. Notices to the Limited Partner shall be sent to its address as set forth on Exhibit A attached hereto. Any Partner may require notices to be sent to a different address by giving notice to the other Partners in accordance with this Section 13.1. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given with receipt confirmed if and when delivered personally, given by prepaid telegram or mailed first class, postage prepaid, to such Partners at such address.

         13.2 MEETINGS. a meeting of the Partners may be called by the General Partner at any time, and shall be called by the General Partner at the written request of the Limited Partner. Written notice stating the place and time of the meeting, and the purpose thereof shall be given by the General Partner to the Limited Partner at least ten (10) days before the meeting.

         13.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding between them respecting the subject matter of this Agreement.

         13.4 HEADINGS. All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

         13.5 CERTAIN PROVISIONS. If the operation of any provision of this Agreement would contravene the provisions of the Delaware Revised Uniform Limited Partnership Act, or would result in the imposition of general liability on the Limited Partner, such provision shall be void and ineffectual.

         13.6 SAVING CLAUSE. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affect thereby.

         13.7 BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein.

         13.8 COUNTERPARTS.   This   Agreement  may  be  executed  in
several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory
to the original or the  same  counterpart.   Any  counterpart  of  either
this Agreement or the Certificate shall for all purposes be deemed a fully executed instrument.

         13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

General Partner:                            CRIIMI MAE INC.



                                   By:      /s/ NANCY E. CURRIER
                                            --------------------------
                                   Name:    Nancy E. Currier

                                   Title:   Assistant Vice President

Limited Partner:                            CRIIMI MAE SERVICES LIMITED
                                            PARTNERSHIP

                                   By:      CRIIMI MAE Services, Inc.
                                              its general partner



                                   By:      /s/ NANCY E. CURRIER
                                            ------------------------------
                                   Name:    Nancy E. Currier
                                   Title:   Assistant Vice President

                                   SCHEDULE A

                         INFORMATION REGARDING PARTNERS



General partner:            CRIIMI MAE Inc.
                            11200 Rockville Pike
                            Rockville, Maryland 20852

                            99% ownership interest

                            Taxpayer identification #:

Limited partner:            CRIIMI MAE Services Limited Partnership
                            11200 Rockville Pike
                            Rockville, Maryland 20852

                            1% ownership interest

                            Taxpayer identification #:

                                   SCHEDULE B

                               SCHEDULE OF ASSETS

1. CRIIMI MAE CMBS Corp. Commercial Mortgage Loan Trust Certificates, Series 1998-1, Class D Certificates, having an initial principal balance of $29,749,535.

2.   CRIIMI MAE CMBS Corp.  Commercial Mortgage Loan Trust Certificates,  Series
     1998-1,   Class  E  Certificates,   having  an  initial  principal  balance
     of$16,114,331.